UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 20, 2026
BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)
(866) 756-4112
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2026 Annual Meeting of Stockholders (the "Annual Meeting") of Beyond Meat, Inc., a Delaware corporation (the "Company"), was held on May 20, 2026. A summary of the proposals voted on at the Annual Meeting by the Company’s stockholders and the final voting results for each proposal are set forth below.

Proposal 1:
The Company’s stockholders elected each of the following Class I directors to serve until the Company’s 2029 annual meeting of stockholders and until their successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Seth Goldman	35,567,333	15,333,999	1,056,775	135,798,810
Kathy N. Waller	36,640,477	14,255,803	1,061,827	135,798,810
Alexandre Zyngier	31,231,836	19,505,936	1,220,335	135,798,810

Proposal 2:	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2026 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
151,763,840	35,289,610	703,467	0

Proposal 3:	The Company’s stockholders did not approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,491,043	34,843,699	623,365	135,798,810

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Teri L. Witteman
Teri L. Witteman
Chief Legal Officer and Secretary
Date: May 21, 2026